                                                                    Exhibit 10.5


                            SHARED SERVICES AGREEMENT

This Shared Services Agreement is dated as of __________________, 1999 by and between PepsiCo, Inc., a North Carolina company ("PEP") and The Pepsi Bottling Group, Inc., a Delaware company ("PBG").

WHEREAS, PEP currently provides certain services to PBG, and PBG likewise provides certain services to PEP;

WHEREAS, it is contemplated that an initial public offering will be made of a portion of the capital stock of PBG, resulting in partial public ownership of PBG, and that PEP and PBG will continue to provide certain services to each other following the initial public offering; and

WHEREAS, it is further contemplated that PEP and PBG may provide certain services to other licensed Pepsi-Cola bottlers who have signed a Master Bottling Agreement with PEP (the "Master Bottlers");

NOW, THEREFORE, the parties agree as follows:

1.      PURPOSE OF AGREEMENT

        The purpose of this Agreement is to set forth (i) the roles and responsibilities with regard to services to be provided by PEP and PBG to each other, and (ii) certain guidelines with regard to PEP and PBG providing services to the Master Bottlers. The intent of both parties is to achieve reduced costs, increased productivity and improved customer service for both parties and for the Master Bottlers.

2.      TERM OF AGREEMENT.

        This Agreement shall remain in effect until such time as it has been terminated as to all Services in accordance with Paragraph 10 below.

3.      SERVICES TO BE PROVIDED.

    A. Exhibits 1 through 27 attached to and made a part of this Agreement describe both Key Services (consisting of Payroll, Credit and Collection, Purchasing and Information Technology Services) and Non-Key Services (consisting of all the other Services referred in the Exhibits hereto) to be provided by PEP and PBG to each other. The Key Services and the Non-Key Services are referred to herein, collectively, as the "Services", and individually as a "Service". The parties have made a good faith effort as of the date hereof to identify each Service and to complete the content of the Exhibits accurately. It is anticipated that the parties will modify the Services from time to time. In that case or to the extent that any Exhibit is incomplete, the parties will use good faith efforts to modify the

        Exhibits. There are certain terms that are specifically addressed in the Exhibits attached hereto that may differ from the terms provided hereunder. In those cases, the specific terms described in the Exhibits shall govern that Service.

   B. The parties may also identify additional Services that they wish to incorporate into this Agreement. The parties will create additional Exhibits setting forth the description of the Services, the fees for such Services and any other applicable terms.

   C. The parties will provide the Services either through their own resources, the resources of their subsidiaries or affiliates, or by contracting with independent contractors as agreed hereunder. To the extent that a Service provider decides to provide a Non-Key Service through an independent contractor in the future, it shall notify the Service recipient of its intent to do so. To the extent that a Service provider decides to provide all or any material portion (e.g., an entire Information Technology Service area) of a Key Service through an independent contractor, the Service provider shall consult with and obtain the prior approval of the Service recipient, which approval shall not be unreasonably withheld.

   D. In providing the Services hereunder each party will exercise the same degree of care as it has historically exercised in providing such Services prior to the date hereof. The objective of the parties is that the Services will be provided with the same level of quality, responsiveness and timeliness as has been exercised by each party with respect to their own Services prior to the date hereof. To the extent there are assets which the Service provider, or its independent contractor, requires in the performance of the Services which are in the control of the Service recipient, the Service recipient shall provide reasonable access to such assets to the Service provider or its independent contractor.

4.      SERVICES PROVIDED TO MASTER BOTTLERS.

        PEP and/or PBG may both provide Services to other Master Bottlers, at the request and agreement of the Master Bottlers. In no event will PEP, on the one hand, or PBG, on the other hand, provide Services to the Master Bottlers for lower fees or on better terms and conditions than those provided to PBG by PEP, on the one hand, or by PBG to PEP, on the other hand. Cost allocations will be made on a fair and equitable basis among PEP, PBG and the Master Bottlers. If either party hereto enters into, expands or significantly modifies any arrangement by which it provides Services to a Master Bottler and if such action would have a material adverse effect on the aggregate costs or benefits to the other party hereunder, it will notify the other party of such action. PEP and PBG will review the cost allocations resulting from such action and will make any adjustments that they mutually determine may be necessary to prevent a material adverse effect on the aggregate costs or benefits to the party not initiating the action. Upon reasonable notice, each of PEP and PBG will have the right to audit the cost allocations hereunder through an independent auditor.

5.      FEES.

   A. The fees for each Service are set forth or described in the attached Exhibits. For certain of the Services, a fixed fee is stated on the applicable Exhibit whereas for other Services a budget based on 1999 plans or a cost allocation methodology is articulated. In some cases, the Exhibit reflects that the Service recipient will be responsible for the third party payments, whereas for other Services, all third party payments are included in the articulated fee. The fees have been calculated to reflect the fully-allocated direct and indirect costs of providing the Service (including G&A), and all applicable federal, state and local sales, use or similar taxes in force, and in PBG's case, are based on volume and territories as of October 1998. The fees specified in the attached Exhibits include all charges, costs and expenses related to the Services, unless otherwise specifically provided in the Exhibits or agreed in an AOP. Except as specifically provided herein or in the Exhibits, or as subsequently agreed in an AOP, the Service recipient will not be responsible to the Service provider or to any independent contractor retained by such party, for any additional fees, charges, costs or expenses relating to the Services, unless such additional fees, charges, costs or expenses are a direct result of the Service recipient's unilateral deviation from an agreed protocol or methodology with respect to the Service.

   B. The fees will not be changed, except on prior written agreement of both parties, including as subsequently agreed in an AOP (as defined below). As a part of the AOP process referred to in Paragraph 7 below, the parties will set new fixed fees or new budgets for each ensuing year, and may make other changes to the fee arrangement in respect of each Service. Once an AOP has been finalized (whether by agreement or pursuant to the provisions of Paragraph 9 hereof), the fee arrangement set out in that AOP will apply for the ensuing year, subject to any subsequent written agreements between parties. Among other reasons, the parties acknowledge fees and Services may need to be adjusted based upon changes to territories

   C. Each party will pay the other party an amount fifteen days after each period end based on the fees outlined in the Exhibits or as subsequently agreed in an AOP (as defined below).

   D. With respect to Credit & Collection, Purchasing, Supplier, Aviation, Payroll and Information Technology Services, (the "Quarterly Reviewed Services") PEP and PBG will quarterly reconcile the then prevailing fee arrangement of each Quarterly Reviewed Service with the Service provider's cost of rendering that Quarterly Reviewed Service on an individual Service basis. Unless the Service recipient agrees to the contrary, the Service recipient shall not be required to pay, in respect to any of the Quarterly Reviewed Services provided in any one year, an amount greater than the then prevailing fee for that Quarterly Reviewed Service rendered in that year. In the event, however, that the Service provider's cost with respect to any of the Quarterly Reviewed Services in respect of one year is less than the then prevailing fees for that Quarterly Reviewed Service rendered in that year, 100% of that cost savings shall be passed on to the Service recipient (either in the form of rebate or discount from the otherwise applicable fees). The parties will use the quarterly review process as described in Paragraph 7(B) to discuss the reconciliation for the Quarterly Reviewed Services.

   E. Where a fixed fee has been agreed in the Exhibits, such fee shall be reviewed six months from the date hereof and such fee shall be adjusted based upon an increase or reduction in Services applicable thereto.

   F. To the extent that the Service recipient uses a Service provider's working capital to procure or continue Services, the Service recipient will be charged the cost of capital by the Service provider.

6.      STAFFING AND PERSONNEL.

   A. The parties recognize that the staffing of Key Services is critical to the quality, timeliness and effectiveness of those Services. With respect to Key Services, the Service recipient shall have the right to approve replacement personnel for those positions identified as "Key Persons" on the applicable Exhibits hereto, which approval shall not be unreasonably withheld or delayed. In addition, with respect to all Services, the Service provider will not make any material changes to service capability without first consulting with the Service recipient.

   B. Each party will appoint a representative ("Representative(s)") to facilitate communications and performance under this Agreement. Each party may treat an act of a Representative of the other party as being authorized by such other party. The initial Representatives are Sean Orr with respect to PEP and Peter Bridgman with respect to PBG. Each party may replace its Representative by giving notice written notice of the replacement to the other party.

   C. No additional Exhibits, modifications to existing Exhibits, modifications to an AOP approved pursuant to Paragraph 7, or amendments to this Agreement shall be effective unless and until executed by the Representatives of each of PEP and PBG.

7.      PLANNING PROCESS.

   A. The Representative of each party will coordinate the development of an annual operating plan ("AOP") setting forth the specific objectives, service standards, performance measures, activity levels and a detailed budget for each of the Services. In the AOP process, the parties agree to use their best efforts to harmonize the interest of the Service recipient to have quality service at affordable cost and the interest of the Service provider to recover its cost of performing Services. On or before November 1 of each calendar year, an AOP for each Service for the next calendar year will be submitted to the Chief Financial Officer ("CFO") of each party for review and approval. Approval by the CFO of each party will constitute approval by that party of the AOP. If the Representatives fail to submit an AOP to the CFOs or if the CFOs fail to approve an AOP, the parties will continue to operate under the existing AOP for that

        Service (but with pricing adjusted to reflect the Service provider's then current cost structure) and the parties will refer the failure to submit or approve the AOP to the Chief Executive Officers ("CEO") of the parties pursuant to Paragraph 9.

   B. Promptly following the end of each quarter, the Service provider will prepare and submit to the other party a performance review for that quarter. The parties will meet on a quarterly basis to review progress against the AOP objectives, service standards, performance measures, and activity levels. The parties will use good faith efforts to resolve any issues concerning service standards or performance measures during these quarterly meetings. If the parties are unable to resolve those issues, they will refer the disputed issues to the CEOs pursuant to Paragraph 9.

8.      THIRD PARTY AGREEMENTS

        To the extent that it is not practicable to have a Service recipient as the contracting party for a third party obligation, each party hereto, with respect to all goods or services supplied by the Service provider or contracted for by the Service provider on behalf of the Service recipient, shall use commercially reasonable efforts to cause all such third party contracts to extend to and be enforceable by the Service recipient, or to assign such contracts to the Service recipient. In the event that such contracts are not extendable or assignable, as will usually be the case with Information Technology Services, the Service provider shall act as agent for the Service recipient in the pursuit of any claims, issues, demands or actions against such third party provider at the Service recipient's expense. The Service recipient will indemnify the Service provider for any liability under third party contracts arising directly out of the acts or omissions of the Service recipient.

9.      DISPUTE RESOLUTION

   A. If any AOP is not submitted or is not approved by the parties, or if the parties are unable to resolve any service, performance or budget issues during the quarterly business reviews or if there is a material breach of this Agreement which has not been corrected within thirty (30) days of receipt of notice of such breach, the CEOs of the parties will meet promptly to review and resolve those issues in good faith. If, despite their good faith efforts, the CEOs are unable to resolve the disputed issues within thirty (30) days of their meeting, then such dispute shall be settled by arbitration in accordance with the then prevailing Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), as such rules may be modified herein. ----

   B. An award rendered in connection with an arbitration pursuant to this Section shall be final and binding and judgment upon such an award may be entered and enforced in any court of competent jurisdiction.

   C. The forum for arbitration under this Section shall be agreed upon by the parties, or, failing such agreement, shall be New York, New York.

   D. Arbitration shall be conducted by a single arbitrator selected jointly by PEP and PBG. If within 30 days after a demand for arbitration is made, PEP and PBG are unable to agree on a single arbitrator, three arbitrators shall be appointed. Within 30 days after such inability to agree, PEP and PBG shall each select one arbitrator and those two arbitrators shall then select a third arbitrator unaffiliated with either party. In connection with the selection of the third arbitrator, consideration shall be given to familiarity with corporate divestiture transactions and experience in dispute resolution between parties, as a judge or otherwise. If PEP and PBG cannot agree on the third arbitrator within such 30-day period, they shall promptly thereafter discuss the qualifications of such third arbitrator with the AAA prior to selection of such arbitrator, which selection shall be in accordance with the Commercial Arbitration Rules of the AAA.

   E. If an arbitrator cannot continue to serve, a successor to an arbitrator selected by PEP or PBG, as the case may be, also shall be selected by the same party, and a successor to the neutral arbitrator shall be selected as specified in subsection (D) of this Section. A full rehearing will be held only if the neutral arbitrator is unable to continue to serve or if the remaining arbitrators unanimously agree that such a rehearing is appropriate.

   F. The arbitrator or arbitrators shall be guided, but not bound, by the Federal Rules of Evidence and by the procedural rules, including discovery provisions, of the Federal Rules of Civil Procedure. Any discovery shall be limited to information directly relevant to the controversy or claim in arbitration.

   G. The parties hereto shall bear their own costs in any arbitration and the costs specifically related to the arbitration proceedings shall be split evenly between the parties.

10.     TERMINATION

        Either party may terminate this Agreement without cause with respect to one or more Non-Key Services under this Agreement, effective December 31 of any calendar year, by providing written notice to the other party no later than January 1 of the same calendar year or as agreed between the parties hereto. As to all Key Services, this Agreement will remain in force and effect unless and until terminated by the written agreement of both of the parties.

11.     GOOD FAITH COOPERATION; CONSENTS

        The parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such good faith cooperation will include exchanging information, providing electronic access to systems used in connection with Services, and using commercially reasonable efforts to obtain all consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations. The parties will cooperate with each other in making such information available as needed in the event of any and all internal or external audits, whether in the United States or any other country. If this Agreement is terminated in whole or in part, the parties will cooperate with each other in all reasonable respects in order to effect an efficient transition and to minimize the disruption to the business of both parties, including the assignment or transfer of the rights and obligations under any contracts.

12.     RESPONSIBILITY

        In an action for monetary damages arising out of an alleged breach of contract claim, each party shall be liable hereunder only for the actual damages suffered by the other party arising out of the failure of the first party to perform its obligations hereunder consistent with the standard of care referred to in the first sentence of Paragraph 3(D) above and the concepts laid out in Paragraph 11 above; provided, however, that neither party shall be liable for consequential or special damages of the other party.

13.     FORCE MAJEURE

        Any delay or failure by either party in the performance of this Agreement will be excused to the extent that the delays or failure are due solely to causes or contingencies beyond the reasonable control of such party.

14.     INDEPENDENT CONTRACTOR

        It is expressly understood that PEP and PBG are independent contractors of one another, and that neither has the authority to bind the other to any third person, or otherwise to act in any way as the representative of the other, unless expressly agreed to in writing signed by both parties hereto.

15.     ASSIGNMENT

        This Agreement is not assignable in whole or in part by either party without the prior written consent of the other, provided that either party may assign this Agreement in whole or in part to a parent, a direct or indirect wholly-owned subsidiary, an affiliate or a successor thereto.

16.     CONFIDENTIALITY

        Each party will keep confidential all information relating to the business of the other party that it obtains as a result of the Services provided under this Agreement. Such confidential information will only be used for purposes of providing the Services and will only be disclosed to parties who need to know in order to provide Services. The foregoing will not apply with respect to any information (i) that is or becomes publicly known through no fault of the party receiving the information (the "Receiver"); (ii) that is legally obtained by the Receiver from a third party reasonably believed by the Receiver to be legally entitled to disclose it; (iii) that is required to be disclosed pursuant to a requirement of a government agency or law; (v) that can be documented through the Receiver's files as known to the Receiver prior to receipt pursuant to this Agreement; or (v) that is developed by or for the Receiver, independent of activities under this Agreement.

17.     GOVERNING LAW

        This Agreement and performance hereunder will be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

18.     ENTIRE AGREEMENT

        This Agreement, including the attached Exhibits, is the complete and exclusive statement of the agreement between the parties and supersedes all prior proposals, understandings and all other agreements, oral and written, between the parties relating to the subject matter of this Agreement. This Agreement may not be modified or altered except by written instrument duly executed by both parties.



        IN WITNESS WHEREOF, the parties have signed this Agreement on the date first set forth above.


PepsiCo, Inc.

By:
   --------------------------------
Name:
Title:


The Pepsi Bottling Group, Inc.

By:
   --------------------------------
Name:
Title:

                                    EXHIBIT 1

                                SUPPLIER SERVICES

1.    DESCRIPTION OF SERVICES

      A.    SCOPE

      PepsiCo, Inc. ("PEP") will provide Supplier Services to The Pepsi Bottling Group, Inc. ("PBG") of paying suppliers for services or goods supplied, and reimbursing employees for travel or relocation expenses incurred in the course of business. The services will cover all supplier, T&E, relocation or procurement card payments made in the U.S.

      B.  SPECIFIC SERVICES

      The specific services that PEP will provide are as follows:

      o Process amounts payable to suppliers. Resolve invoice differences with suppliers.

      o Support Purchasing organization through analysis of contract spend and compliance, raw material standard setting and price variance analysis.

      o Process T&E and Relocation claims for payment. Maintain T&E Procurement Credit Card processes. Respond to employee calls through 1-800 number.

      Additional services may be included upon agreement of both parties.

      C. PRIMARY CONTACTS

      The primary contacts for the services are as follows:

      PepsiCo:     Sean Orr

      PBG:Rich Maddi

2.   SERVICE FEES

     A.  SERVICE FEES

     The Supplier Services function provides support to Pepsi-Cola Concentrate, PepsiCo, Pepsi-Cola International as well as PBG. Fees charged to PBG will be based on an allocation of the actual costs of the Supplier Services function. This allocation will be based on Purchasing spend for Accounts Payable and Supplier Development support, and on Corporate Travel cardholders for T&E costs.

     Based on 1999 Plan, PBG 1999 costs would be:

     $5,066,000 for Accounts Payable, Supplier Development and T&E Support.

     Service Fees will be adjusted for any change in territories on a basis proportional with the change in volume (or card holders for T&E support).

     Approved:

     PepsiCo, Inc.                          The Pepsi Bottling Group, Inc.

     By: ___________________                By:  ____________________
     Title:  _______________                Title:  _________________
     Date:  ________________                Date:  __________________

                                    EXHIBIT 2
                           GOVERNMENT AFFAIRS SERVICES

1.    DESCRIPTION OF SERVICES

      A.    SCOPE

            PepsiCo, Inc. ("PEP") will provide government affairs services to The Pepsi Bottling Group, Inc. ("PBG") to enable PBG to attain its business objectives of protecting against unwarranted government intrusion and regulation of its marketplace while facilitating business opportunities within government and educational channels. The services will cover the government affairs needs of all PBG market units and business units in all states and local jurisdictions where they do business and on the federal level.

      B.    SPECIFIC SERVICES

            The specific services that PEP will provide are as follows:

            1. Provide coverage and advocacy on federal, state and local governmental issues affecting PBG's business and products.

            2. Represent the business, political and local interests of PBG in federal and state industry business coalitions and trade associations.

            3. Assist where needed by developing business and marketing opportunities in federal, state and local governmental sales channels, including secondary schools, military, colleges and universities, parks, prisons, etc.

                  Services which are ordinarily provided to bottlers without charge, shall be also provided to PBG without charge. Additional services may be included upon agreement of both parties.

      C.    PRIMARY CONTACTS

            PepsiCo: Phil Swink

            PBG:  Margaret Moore/Larry Jabbonsky

2.    SERVICE FEE

      A.    SERVICE FEES

            PBG will pay the following service fees:

            PBG Government Affairs Budget Allocations:

            Employee       % of time allocated to PBG           PBG Cost
            --------       --------------------------           --------

            P. Boykas                65%                        $132,000*

            P. Wilcox                70%                        $129,000*

            J. Longoria              40%                        $ 83,000*

            L. Trozzi                50%                        $ 25,000*
            -------------------------------------------------------------
            Total                                               $344,000

            *T&E Included

            Dues for PBG membership in coalitions and trade associations will be payable separately by PBG.

      B.    NO ADDITIONAL CHARGES

            The fees provided above will not be changed, except on prior written agreement of both parties. The fees include all charges, costs and expenses related to the services, other than outside consulting and vending fees which shall only be incurred and charged to PBG upon the prior agreement of PBG and PEP. Except for the foregoing, PBG will not be responsible to PEP or to any third party retained by PEP for any additional fees, charges, costs or expenses relating to the services.

3.    ADDITIONAL TERMS

      Period of coverage will be ongoing subject to yearly reviews during the annual budgeting process.

APPROVED:

PEPSICO, INC.

By:
   -------------------------------------
    Philip Swink

Title:   Vice President, Government Affairs
Date:

THE PEPSI BOTTLING GROUP, INC.

By:
   -------------------------------------
Title:
      ----------------------------------
Date:
      ----------------------------------

                                    EXHIBIT 3

                               PURCHASING SERVICES

1.   DESCRIPTION OF SERVICES

     A.    SCOPE

     PepsiCo Inc. ("PEP") will provide procurement and supply management services to The Pepsi Bottling Group, Inc. ("PBG"). The services will cover supplier selection, inventory and forecast management of all materials (i.e. cans, PET bottles, closures, paperboard wraps, fructose as well as the entire category of Other Goods & Services). PBG is required to purchase 100% of its requirements for all of its materials used by all of its U.S. and Canadian operations through PEP. PBG may continue to purchase raw materials locally for its non-Canadian international operations, except with regard to PET purchases which shall continue pursuant to a separate arrangement between PEP and PBG.

     B.    GOALS AND OBJECTIVES

     The following goals and objectives have been established with regard to the provision of these services:

     Provide uninterrupted supply through a disciplined forecast process and build supplier infrastructure to support PBG's business.

     Continue to enhance processes and systems to obtain the highest quality materials.

     To obtain the best advantage in the marketplace.

     C.           SPECIFIC SERVICES

     The specific services that PEP will provide are as follows:

     o   Supplier selection and supplier management.
     o   Procure material supply through agreed upon forecasted needs.
     o   Negotiations and management of the entire supplier base.

     o Management of the quality and service parameters needed for all materials and services to operate the business.

     D.    PRIMARY CONTACTS AND KEY PERSON

     The primary contacts for the services are as follows:

     PepsiCo:     Jim Kozlowski

     PBG:John Cahill

     Key Person:  Jim Kozlowski

2.   SERVICE FEES

     Fees charged to PBG will be based on an allocation of the actual cost of the Purchasing Group. Based upon the 1999 plan, PBG's costs will be:

     $4.691 million to cover all costs in the U.S., including individuals and T&E.

     $650 thousand to cover all costs internationally, including individuals and T&E.

3.   ADDITIONAL TERMS

         PAYMENT FOR RAW MATERIALS AND GOODS & SERVICES

     As contemplated in this Exhibit, PBG shall be responsible for the obligations contracted for on its behalf by PEP. Standard pricing and rebates will be used to maintain confidentiality of cost data. PEP will not incorporate a profit mark-up to costs actually charged for raw materials and goods & services. Any multi-year agreements and hedging transactions other than as agreed in the AOP shall be contracted for or implemented only with the prior approval of PBG.

     Approved:

     PepsiCo, Inc.                           The Pepsi Bottling Group, Inc.

     By:____________________                 By:___________________________
     Title:_________________                 Title:________________________
     Date:__________________                 Date:_________________________

                                    EXHIBIT 4

                              REAL ESTATE SERVICES

1.    DESCRIPTION OF SERVICES SOMERS SITE - 522,800 GROSS SQ.FT. ON 206 ACRES.

A.    SCOPE

The Pepsi Bottling Group, Inc. ("PBG"), through the Somers Facility Department, will assist PepsiCo, Inc. ("PEP") with compliance with lease terms, manage PEP assets on the premises and provide facility services to PEP as listed below, including the provision of administrative office space and support services. The services will cover the use of the Somers office building, site and specific associated services listed below in paragraph C.

B.    SERVICES PROVIDED TO PEP:

      1. Manage the facility in compliance with all terms and conditions of lease agreement.
      2.    Administration of lease to include compliance with all agreements, commercial terms, and administration of all lease payments.
      3.    Manage assets of PEP and its subsidiaries on the premises (i.e.:
            furniture, equipment, vehicles, etc.)

C.    SPECIFIC SERVICES PROVIDED TO PEP - (charged through rent):

The specific services that PBG, through the Somers Facility Department, will provide are as follows:

1.       Dedicated office space, furniture and accessories
2.       Parking
3.       Staffed reception desk and lobby area
4.       24hr security of building and grounds
5.       24hr access to site and building
6.       Snow removal
7.       Heating, ventilation, air conditioning & lighting
8. Routine maintenance, repairs and upkeep of building, grounds, furniture & fixtures
9.       Audio visual services
10.      Custodial services, recycling and trash removal
11.      Mail pick up and delivery service 2x day
12.      On site express mail service (fee charged)
13.      Staffed loading dock with 1 delivery per day to building
14.      Conference center & video teleconference via reservation
15.      Floor copiers, paper and service
16.      On site cafeteria and catering
17.      Staffed medical office
18.      Credit union
19.      Limited on site storage areas
20.      Retail company store
21.      On site rental car reservations, pick up and return
22.      On site travel office

23.      On site reproduction center (fee charged for some services)
24.      On site fitness center (use via membership)
25.      Office space alterations (fee charged)

D.    PRIMARY CONTACTS

David Hughes - PBG
Ken O'Gara - PEP

2.  SERVICE FEES

A.  RENT ALLOCATION BY OPERATING UNIT

NOTE:  THE ALLOCATION OF EMPLOYEES PER GROUP IS AS OF 12/10/98

THE CARRYING COST OF UNOCCUPIED SPACE IS NOT ALLOCATED TO ALL OPERATING UNITS AND WILL BE ABSORBED BY PBG.

                                                                              RENTABLE SQ.
                                                          % TOTAL USEABLE  FT.(USEABLE SQ.FT.X    RENT PER    ANNUAL RENTAL
OPERATING UNIT             POPULATION   USEABLE SQ. FT.        SPACE        RENTABLE FACTOR)      SQ. FT.         COST
--------------             ----------   --------------    ---------------  --------------------   --------    -------------
PepsiCo (PEP)                 574           92,936               30%             156,695           $37.17     $ 5,823,611
Pepsi-Cola (PEP)              108           15,262                5%              25,732           $37.17     $   956,330
PCI (PEP)                      37            7,280                2%              12,274           $37.17     $   456,142
PBG                           671          131,317               43%             221,407           $37.17     $ 8,228,609
Unoccupied space                0           63,279               20%             106,692           $37.17     $ 3,965,208
TOTALS                       1390          310,074              100%             522,800                      $19,429,900

COMMON SPACE SQ.FT.                        212,726

TOTAL BUILDING SQ. FT.                     522,800

RENTABLE FACTOR                              1.686



B.    ASSUMPTIONS

o The carrying cost for unoccupied space will be absorbed by PBG. (1999 plan $3.96MM based on current occupancy as of 12/10/98 and is subject to change dependent upon increase/decrease of unoccupied space).

o Population mix will be reviewed quarterly and any adjustments to the rent allocation will be made at that time.

o     Rent Allocation

o     PBG will invoice each operating unit at PEP on a periodic basis.

Approved:

PepsiCo, Inc.                              The Pepsi Bottling Group, Inc.

By:___________________                     By:____________________
Title:________________                     Title:_________________
Date:_________________                     Name:__________________

                                    EXHIBIT 5

                    EMPLOYEE BENEFIT AND RELOCATION SERVICES

1.    DESCRIPTION OF SERVICES

      A.    SCOPE

      The Pepsi Bottling Group Inc., ("PBG") will provide employee benefit and relocation administration to PepsiCo, Inc. ("PEP"). This agreement covers administrative services for Flex benefits, pension, SaveUp 401(k), SharePower, Severance, Service Awards, and domestic relocation programs. Services will be provided to approximately 1550 active PEP, Pepsi-Cola North America ("PCNA") and PCI employees who are based primarily in the US and, in the case of benefits, to terminated and retired PEP employees. Services described in this agreement are not being provided to former employees of NAVL, Leeway, Wilson Sporting Goods and other entities that have been sold or discontinued by PEP.

      B.    SPECIFIC SERVICES

      The specific services that PBG will provide are as follows:

            1)    BENEFITS ADMINISTRATION

                  o     Employee benefits data and vendor feeds

                  o     Annual and ongoing Flex enrollment

                  o Pension calculations (for PCNA employees), election processing and set-ups

                  o     LTD, life insurance and AD&D claims

                  o     SharePower administration

                  o     SaveUp 401(k) administration

                  o     Service awards

                  o     Severance

                  o     COBRA, LTD medical and retiree medical administration

                  o     Claim appeals and litigation

            2)    EMPLOYEE SERVICES

                  o 55-PEPSI availability during standard hours o Resolution of employee benefit issues and questions o Support to PEP HR and Benefits on benefit issues or employee questions

            3)    BENEFITS COMMUNICATIONS

                  o Mandatory and discretionary employee communications as agreed to by PBG and PEP o Drafting, design, production and distribution of communications to employees

            4) MANAGEMENT OF COMPANY APARTMENTS (16 COMPANY APARTMENTS TO BE USED FOR RELOCATING EMPLOYEES)

                  o Lease negotiation, upkeep and maintenance of company apartments

                  o Scheduling and administration of temporary housing for relocated employees

                  o Scheduling, transfer and arrangements including special accommodations

            5)    DOMESTIC RELOCATION SERVICES

                  o Management and administration of employee relocations in the US

                  o Policy counseling o Expense payment, management and all accounting functions

            Additional services may be included upon agreement of both parties.

C.    PRIMARY CONTACTS

      The primary contacts for the services are as follows:

      PEPSICO: Dave Scherb, Burk Huey, Lucien Alziar
      PCNA: Fred Paulenich
      PCI: Ken DiPietro

      PBG: David Kasiarz, Greg Heaslip

2.    SERVICE FEES

      A.    SERVICE FEES

      PEP will pay the following service fees, which reflect PBG's direct and indirect, fully-allocated cost (including overhead) of providing the service:

      o A pro-rata share of the operating costs for PBG employees who provide the services described above, based on PEP active employee headcount relative to the total headcount supported by such PBG employees. Operating costs shall include actual salaries, benefit costs, T&E and other expenses incurred in the ordinary course of business for the PBG employees who provide the services described.

            Plus,

      o Actual time and materials charges for outside expenses such as printing, postage, vendor fees, consulting or legal expenses, utilities, rental charges, maintenance charges, etc. Whenever outside expenses are to be incurred, they need to be pre-agreed by the parties. Outside expenses will be passed through to PEP at cost using PBG standard billing terms. To the extent that outside expenses are incurred on behalf of a broader population than PEP's, they will be allocated to PEP on a per capita basis where those services and expenses have been previously agreed by PEP and PBG. Special projects and/or extraordinary services will only be conducted if agreed to in advance.

      It is also understood that from time to time, other PBG employees may be required to assist in the provision of services described above, and that there may be projects above and beyond the ordinary that result in additional work. To the extent practical a pro rata portion of the operating costs for these PBG employees will be allocated to PEP for such work.

         On the basis described above, estimated fees for 1999 are as follows:

         Benefits Administration                   $234,240

         RELOCATION                                 $75,000

         TOTAL                                     $309,240

      B.    ADDITIONAL CHARGES

The fees above include all charges, costs and expenses related to the services other than Information Technology (including software purchasing and licensing) which shall be the responsibility of PEP to maintain and to fund separately.

Approved

PepsiCo, Inc.                               The Pepsi Bottling Group, Inc.

By:______________________________           By:_______________________
Title:___________________________           Title:____________________
Date:____________________________           Date:_____________________

                                    EXHIBIT 6

                 INTERNATIONAL PERSONNEL ADMINISTRATION SERVICES

1.    DESCRIPTION OF SERVICES

      A.    SCOPE

      PepsiCo, Inc. ("PEP") will provide personnel administration services to The Pepsi Bottling Group, Inc. ("PBG") with respect to compensation, benefits, expatriate employee administration, relocation and HRIS services. The services will cover executive/managerial/professional employee administration in Russia, Spain, and Greece and expatriates in Canada. To the extent other territories are added to PBG, additional services will be discussed at that time. These services are in addition to those that PEP provides to its franchise bottlers in the ordinary course of business.

      B.    SPECIFIC SERVICES

      The specific services that PEP will provide are as follows:


  ADMINISTRATION OF ANNUAL CYCLE PROCESSES            ADMINISTRATION OF BASELINE                 KEY REGIONAL
                                                            ACCOUNTABILITIES                      INITIATIVES
  ----------------------------------------            --------------------------                 ------------
o Expatriate H&W benefits (including           o Multi-national pooling -                       o Total comp -
  IPS)                                           Balancing, financing, terms                      trimester reviews,
o Annual Stock option grants (if               o Negotiations with local insurers                 affordability analyses
  applicable)                                  o Job evaluation services                        o Sales comp
o Performance management (base                 o Retirement plan administration -                 initiatives
  salary/bonus administration)*                  Eligibility, inter-country moves,              o Banding
o Annual expat assignment set-up                 expenses, funding (excludes Canada)
  (allowances, tables)                         o Severance agreements*
o Expat tax filings, returns, reserves         o Package
o Coordination of total compensation             development/administration - executives
  planning process (local salary ranges,       o Core process guide
  merit grids, annual pay plans, excludes      o Share Power administration - for
  Canada)                                        vested employees with grants (including
o Local pension plan administration              IPS, excludes Canada)
  (excludes Canada)                            o Expat/inpat tax equalization -
o US pension administration for                  Policy, mechanics, local payroll,
  vested pensioners*                             tools, compliance
o Executive Income Deferral                    o Price-Waterhouse Coopers
  administration                                 outsourcing management
o Expat tax administration (annual             o IPS production processing - data
  W2/related reconciliations, US payroll         collection, vendor interface,
  reporting coordination for foreign             reporting, field support
  reporting/returns, tax equalization,         o IPS database or remote site data
  accounting administration)*                    synchronization
                                               o IPS HQ administration & customer
                                                 service
                                               o IPS ongoing application upgrades &
                                                 technology updates

                                       14

                                               o Synergies: travel, car fleet,
                                                 payroll*
                                               o Field administration training
                                               o Relocation services
                                               o Ongoing employee communication
                                                 on benefits & compensation

         *TBD whether support from IPA is required/desired by PBG.

         C.       PRIMARY CONTACTS

         The primary contacts for the services are as follows:

         PepsiCo: Europe/Middle East/Africa Region - Stan Fraser
                           US/PwC/Relocation - Marikay Capasso
                           International HRIS - George Cacchiani

         PBG:              David Kasiarz

2.       SERVICE FEES AND PAYMENT

         After the first year, both parties reserve the right to revisit scope and pricing of this agreement.

         A.       SERVICE FEES

         PBG will pay the following service fees:

         REGIONAL SERVICE FEES:  LOCALS & NON US EXPATS:

         o (pound)2,000 per expatriate assignee per year (1999 estimated total number of expatriates in Russia (22); total estimated charges = (pound)44,000). This amount to be provisioned by the local controllers to include amount billed directly from PepsiCo Richmond for regional office support

         o $3,500 per expatriate assignee per year (1999 estimated total number of expatriates in Russia (22); total estimated charges = $77,000). This amount to be provisioned by the local controllers to include balance for filings/other tax work billed direct from Price-Waterhouse Coopers local offices.

                  HQ SERVICE FEES: $0 in 1999. Charges for future years will be determined later in 1999.

                  PWC FEES - US EXPATS/ EXPATS IN CANADA, SPAIN, RUSSIA, GREECE,
         INPATRIATES: (estimated to be 17 in total)

         o     Approximately $6,000/expatriate

         o Other Price-Waterhouse Coopers work billed at standard Price-Waterhouse Coopers fees less PepsiCo 25% discount on a project basis subject to approval

      REGIONAL SERVICE FEES - OTHER EMPLOYEE WORK:

      o     (pound)60,000 for Spain per yEAR
      o     (pound)110,000 for Russia per YEAR
      o     (pound)20,000 for Greece per YEAR

      RELOCATION FEES:

      o Household goods management, expense processing, counseling, property management: $2,200/expat

      IPS FEES:

      o     Ongoing annual charges: $45,500

      o Initial one time start up cost of US $10,000 for IPS new company set up

      PAYROLL FEES:  See Exhibit 8

         These fees include all applicable federal, state and local sales, use or similar taxes currently in force.

         B.       ADDITIONAL CHARGES

         The fees provided above shall not be changed, except on prior written agreement of both parties. The fees include all charges, costs and expenses related to the services, other than VAT, local pension valuations and administration, hardware, operating system software, telecommunications, LAN/WAN, consulting fees, survey fees, and travel costs of PBG employees. Other fees such as relocation, destination services, AIRINC charges, etc. will be billed directly to PBG. Third party vendor per capita administrative fees will be paid directly by PBG (e.g. Merrill Lynch, CIGNA, Mercer, Kwasha Lipton). All such foregoing fees shall be payable by PBG on prior agreement of PEP and PBG.

         C.       PAYMENT TERMS

         PBG will pay for the services as follows:

            1. Regional fees - billed quarterly directly by S. Fraser to BUs in Spain, Russia, Greece.
            2. Other fees - to PepsiCo HQ on a quarterly basis.
            3. Price-Waterhouse Coopers fees - billed monthly directly by Price-Waterhouse Coopers to PBG.

         D.       ASSUMPTIONS

      o     Local benefit plans will not change.

      o IPS support sites encompass the current locations: Moscow, Madrid, Athens. These figures do not include any expenses that local fields would incur such as hardware, software, telecom lines.

      o There will continue to be an HR administrator in each of these locations.

      o Payroll and accounting interface capability work (especially TEQ) will be done by PBG.

      o Current employee relations capability and accountabilities in these BUs is continued by PGB.

      E.       U.S. EXPATS TAX EQUALIZATION RESERVES

      Tax reserves for Russia, Spain and Greece will be maintained by PEP for payments to be made through December 31, 1998. Any risks or exposures resulting from a deficiency in tax reserves for Russia, Spain and Greece for amounts payable prior to December 31, 1998 will remain with PEP. Thereafter, PBG will bear any risks or exposures associated with payments and associated tax reserves as of January 1, 1999.

     Approved:

     PEPSICO, INC.                            THE PEPSI BOTTLING GROUP, INC.

     By: ___________________________          By:____________________________

     Title:_________________________          Title:   ______________________

     Date:__________________________          Date:    ______________________

                                    EXHIBIT 7

          HEALTH AND WELFARE BENEFITS - PLANNING AND DELIVERY SERVICES

1.       DESCRIPTION OF SERVICES

         A.       SCOPE

         PepsiCo, Inc. ("PEP") will provide health and welfare planning and delivery services to The Pepsi Bottling Group, Inc. ("PBG"). The services will be provided in total or in part for employees located in the United States and Canada, employees participating in the Expat/TCN plan and employees participating in programs that are part of PepsiCo's multinational pools.

         B.       SPECIFIC SERVICES

         The specific services that PEP will provide are as follows:

            o Input on reviews of plan designs in light of cost, competitive and employee data
            o Secure group purchasing and discounts (includes vendors and consultants) o Vendor selection, fee negotiation and service level contracts (including maintenance)
            o Provide technical expertise and consultative support on plan design, cost management, acquisitions/divestitures, new programs/vendors
            o     Project management of large-cross divisional initiatives
            o     Perform data analysis and reporting, manage data vendor
            o Assist with country specific developments to maximize financial advantages of pools o Continue to measure joint areas of network adequacy issues and work with vendors to resolve
            o     Organize Y2K compliance review
            o Provide centralized compliance review of communications and plan documentation

         C.       PRIMARY CONTACTS

         The primary contacts for the services are as follows:

         PepsiCo: Dawn Werle

         PBG:     Greg Heaslip

2.       SERVICE FEES

         A.       SERVICE FEES

         For the services listed under 1B, PBG will pay PepsiCo based on the allocation of time spent by the current staff: Manager and Analyst, Health and Welfare Delivery, Manager
            and Analyst, Health and Welfare Planning and Analyst, International Health and Welfare.

            o     PBG will pay PepsiCo a service fee of $150,000 for 1999.

            B.    NO ADDITIONAL CHARGES

            The fees provided above will not be changed, except on prior written agreement of both parties. The fees include all charges, costs and expenses related to the services, other than direct vendor and outside consulting fees. Any such fees to be charged to PBG relating to outside consultants and vendors shall be agreed in advance by PEP and PBG.

Approved:

PepsiCo, Inc.                               The Pepsi Bottling Group, Inc.

By:________________________                 By:_______________________

Title:_____________________                 Title:____________________

Date:______________________                 Date:_____________________

                                    EXHIBIT 8

                     FINANCIAL PLAN ADMINISTRATION SERVICES

1.       DESCRIPTION OF SERVICES

A.       SCOPE

         PepsiCo, Inc. (PEP) will provide benefits administration services to the Pepsi Bottling Group, Inc. (PBG) in the areas of pension and 401(k) administration.

B.       SPECIFIC SERVICES

         The specific services that PEP will provide are as follows:

            i)    Baseline Accountabilities

                  a) Management of pension administration vendor (e.g., setting and monitoring performance guarantees, fee negotiation, administrative policy)
                  b)    Management of 401(k) record keeping vendor
                  c)    Management of actuarial services vendor
                  d)    Management of benefit payment provider
                  e)    Management of audit vendor
                  f)    PIRP administration and retirements
                  g) Provide consulting services as requested (e.g., plan design, cost management, administrative policy, acquisitions and mergers, business restructuring, audit and compliance)

            ii)   Administration of Recurring processes

                  a) Pension valuations (Salaried, Hourly, PEP, PIRP and Allied plans)
                  b)    FAS 87 Expense determinations
                  c)    Government forms filing
                  d)    401(k) fund performance reporting

C.    PRIMARY CONTACTS

      PepsiCo: Erik Sossa / Angela Wright

      PBG:     Greg Heaslip / Kendall Sherrer

      2.    SERVICE FEES

      Where separately identifiable and as agreed in advance by PEP and PBG, PBG will be billed separately by outside vendors (pension/401(k) administration, PBG-only actuarial and legal services) and pay fees directly to outside vendors.

      For services performed by outside vendors that are not separately identifiable, costs will be allocated among PEP and PBG in a manner satisfactory to both PEP and PBG.

      For recurring services provided by the Sr. Manager, Pension Plans Manager and 2 Analysts, PBG will be billed a proportion of PepsiCo's employee cost based on time spent on PBG related projects.

      Estimated annual fee: $105,000

      For special projects provided by the Sr. Manager, Pension Plans Manager and 2 Analyst, PBG pay for services as agreed upon by both PEP and PBG.

Approved:

PepsiCo, Inc.                              The Pepsi Bottling Group, Inc.

By:_____________________                   By:______________________
Title: _________________                   Title:___________________
Date:___________________                   Date:____________________

                                    EXHIBIT 9

                             BENEFIT COMMUNICATIONS

1.    DESCRIPTION OF SERVICES

      A.    SCOPE

      PepsiCo, Inc. ("PEP") will provide employee communication services to The Pepsi Bottling Group, Inc. ("PBG"). Communication services will relate to the 401k, pension, SharePower, health & welfare and compensation programs. The services will cover eligible union and non-union employees in the U.S., Canada, Spain and Greece in these categories: executive, managerial and front-line.

      B.    SPECIFIC SERVICES

      The specific services that PEP will provide are listed below. These services include consulting (development of key messages/packaging), writing, design and distribution, and coordinating legal and technical review with persons designated by PBG.

      o     Flex H&W benefit enrollment

      o     Communications on expiring SharePower options
      o     Coordination and distribution of  Total Compensation Statements
      o     Announcement of changes to any benefit plan
      o     Rollout of new benefits
      o     Newsletters and event-driven communications
      o     Modules for any Intranet/Internet benefit application
      o Updates, including legal and technical review, to all Summary Plan Documents (SPDs)
      o     Updates to required SARs
      o     Quarterly statements
      o     Administration and analysis of Benefit surveys
      o     Year-end 401(k) letters
      o     Annual PRP, Medicare tax and other pension letters

      C.    PRIMARY CONTACTS

      The   primary contacts for the services are as follows:

      PepsiCo: Bernadette Wade

      PBG:     Greg Heaslip

2.    SERVICE FEES

      PBG will pay for services provided by PEP by the Senior Manager, Manager and Analyst of Communications.

      o     Cost: $44,500


Approved:

PepsiCo, Inc.                                  The Pepsi Bottling Group, Inc.


By:_______________________                     By:_______________________
Title:____________________                     Title:____________________
Date:_____________________                     Date:_____________________

                                   EXHIBIT 10

                    GLOBAL SHAREPOWER ADMINISTRATION SERVICES

1.    DESCRIPTION OF SERVICES

      A.    SCOPE

      PepsiCo, Inc. ("PEP") will provide administrative and vendor management services to The Pepsi Bottling Group, Inc. ("PBG"). The services will cover overall management of the vendor (Merrill Lynch) for PBG employees who continue to hold PepsiCo options under the SharePower program. Additionally, PEP will provide assistance in resolving any SharePower participant issues that can not be resolved by PBG and Merrill Lynch alone.

      B.    SPECIFIC SERVICES

      The specific services that PEP will provide are as follows:

      o resolve any participant issues that arise from PBG employees' efforts to exercise SharePower options
      o     resolve participant issues that arise as a result of the IPO

      C.    PRIMARY CONTACTS

      The primary contacts for the services are as follows:

      PepsiCo:  Stephan Gerdes

      PBG:      Kendall Sherrer

2.    SERVICE FEES

      PBG will pay the administrative fees directly to Merrill Lynch for:

      o     Account administration
      o     Exercise fees
      o     System enhancements

      PBG will pay for services provided by PEP's Manager, Analyst and Administrator of SharePower

      o     1999 cost:                   $17,750

Approved:

PepsiCo, Inc.                                 The Pepsi Bottling Group, Inc.

By:_____________________                      By:_______________________
Title:__________________                      Title:____________________
Date:___________________                      Date:_____________________

                                   EXHIBIT 11

                                PAYROLL SERVICES

1.   DESCRIPTION OF SERVICES

     A.  SCOPE

     PepsiCo, Inc. ("PEP") will provide Payroll Services to The Pepsi Bottling Group, Inc. ("PBG") to enable PBG to compensate employees for time worked, pay, commission for product sold, and remit amounts deducted to the appropriate taxing agencies or authorized benefits or other parties. The services will cover all U.S.-based employees.

     B.  SPECIFIC SERVICES

     The specific services that PEP will provide are as follows:

      o     Preparation and distribution of weekly and bi-weekly employee checks
      o Payment of related taxes, garnishments and other deductions to appropriate partners
      o     Preparation and filing of employer tax returns
      o Preparation of annual W-2 to employees o Response to employee questions through 1-800 telephone line
      o Feed accounting information to General Ledger of PEP (Concentrate and International).

      Additional services may be included upon agreement of both parties.

      C.  PRIMARY CONTACTS AND KEY PERSON

      The primary contacts for the services are as follows:

      PepsiCo:     Joe Vetrone

      PBG:         Rich Maddi

      Key Person:  Joe Vetrone

2.   SERVICE FEES

     PBG will pay the following service fees:

     PAYROLL

     U.S. Employee:                     $139 per year per person

     International Employee:            $168 per year per person

     Payroll estimates are based on an estimate of 29,705 U.S. employees and 630 International employees.

     Approved:

     PepsiCo, Inc.                           The Pepsi Bottling Group, Inc.

     By: _____________________               By:______________________
     Title:  _________________               Title:___________________
     Date:  __________________               Date:____________________

                                   EXHIBIT 12

                            RISK MANAGEMENT SERVICES

1.    DESCRIPTION OF SERVICES

      A.    Scope

      PepsiCo, Inc. ("PEP") will provide risk management, safety and claim services to The Pepsi Bottling Group, Inc. ("PBG"). The services will cover approximately thirteen property and casualty insurance programs; risk, safety and claim vendor selection and oversight; and risk, safety and claim processes and measurements for PBG.

      B.    Specific Services and Service Fees

      The specific Services that PEP will provide and Service Fees that will be charged are to be described in detail in an Insurance and Risk Management Agreement to be executed by PBG, PEP and Hillbrook Insurance Company, Inc.

      C.    Primary Contacts

      The primary contacts for the services are as follows:

      PEP: Matt McKenna, Senior Vice President and Treasurer

      PBG: Peggy Moore, Senior Vice President and Treasurer

Approved:

PepsiCo, Inc.                       The Pepsi Bottling Group, Inc.

By:_____________________________    By:______________________________
Title: _________________________    Title:___________________________
Date: __________________________    Date:____________________________

                                   EXHIBIT 13

                               CREDIT & COLLECTION

1.   DESCRIPTION OF SERVICES

     A.  SCOPE

     PepsiCo, Inc. ("PEP") will provide Credit & Collection services to The Pepsi Bottling Group, Inc. ("PBG") for the billing and collection of customer receivables. The services will cover managing credit risk, billing credit customers, facilitating the resolution process of any customer disputes, and following up on past due accounts.

     B.  SPECIFIC SERVICES

     The specific services that PEP will provide are as follows:

     Administrative processes directly associated with the collection of credit receivables including:

      o     Send daily, weekly or monthly statements to credit customers

      o Follow-up on overdue accounts, facilitate resolution of billing disputes, respond to customer queries as necessary.

      o Identify credit risk and determine credit limits and the appropriate timing for the conversion to cash terms.

      o Develop electronic billing and collection capability including EDI and credit card acceptance.

      o Determine the appropriate resolution and/or next steps with high risk, severely delinquent and bankrupt accounts.

      o     Execution of processes in accordance with PIP guidelines.


      Additional services may be included upon agreement of both parties.

      C.  PRIMARY CONTACTS AND KEY PERSON

      The primary contacts for the services are as follows:

      PepsiCo:      Sean Orr

      PBG:          Peter Bridgman

      Key Person:   Dan Stempkowski

2.   SERVICE FEES

     A.  SERVICE FEES

     The Customer Service Center will provide support to Pepsi-Cola Concentrate with respect to National Fountain customers. In addition, the Customer Service Center may provide Credit & Collection services to other Pepsi-Cola bottlers.

     PBG's share of costs will be based on an allocation of total credit & collection costs at the CSC, including an appropriate share of support costs (i.e., building rent, maintenance and services). PBG's share will be based on its share of annual credit sales to total annual credit sales managed by the Customer Service Center.

     Based on 1999 Plan, PBG's share of costs will be $16,798,000 for 1999.

     B.  ADDITIONAL TERMS

     The provision of Services by outside vendors and the associated cost must be previously agreed upon by PEP and PBG. The costs of such agreed outside vendors shall be charged to specific PBG locations as incurred.

     The credit and collection process may incur costs related to non payment as a result of billing disputes. Non payment also occurs as a result of other customer related issues. PBG will establish a separate reserve based on experience for any failure to pay as a result of bankruptcy, customer financial distress or any other reason the receivable is deemed uncollectable.

     Approved:

     PepsiCo, Inc.                        The Pepsi Bottling Group, Inc.

     By: ___________________              By:  ____________________
     Title:  _______________              Title:  _________________
     Date:  ________________              Date:  __________________

                                   EXHIBIT 14

                 FINANCIAL REPORTING FOR INTERNATIONAL LOCATIONS

1.   DESCRIPTION OF SERVICES

      A.    SCOPE

      PepsiCo, Inc. ("PEP") will provide Financial Reporting Services to The Pepsi Bottling Group, Inc. ("PBG") to enable PBG to attain its business objectives of reporting monthly financial results of operations and cash flow. The services will cover Spain, Greece and Russia.

      B.    SPECIFIC SERVICES

      The specific services that PEP will provide are as follows:

      o Access to Hyperion Database, including restated financial income statement, balance sheet and cash flow to 1993.

      o Supervision and training of PBG employees related to the consolidation of monthly results through the Hyperion Financial Database and development of stand alone Financial statements pursuant to agreed business terms and conditions (e.g. concentrate price and A&M funding).

      o Standard routine maintenance of the Hyperion application (e.g. chart of accounts and organizational changes).

      o     Tax reporting services.

      Additional services may be included upon agreement of both parties.

     C.  PRIMARY CONTACTS

     The primary contacts for the services are as follows:

     PCI:       Tom McCormick and Joe DiGiacomo

     PBG:       Andrea Forster

2.   SERVICE FEES

     A.  SERVICE FEES

     PBG will pay the following service fees:

     Financial Reporting:                                     $34,000
     Tax Reporting:                                           $30,000
                                                              -------
                                                              $64,000

     In addition to the fees above, PBG will pay the cost of any new Hyperion license arrangements or amendments relating to PBG having to separately license the Hyperion software.

     Approved:

     PepsiCo, Inc.                       The Pepsi Bottling Group, Inc.

     By: ___________________             By:  ____________________
     Title:  _______________             Title:  _________________
     Date:  ________________             Date:  __________________

                                   EXHIBIT 15

                         INFORMATION TECHNOLOGY SERVICES

1.  DESCRIPTION OF SERVICES

         A. SCOPE

         PepsiCo, Inc. ("PEP") will provide Information Technology services to The Pepsi Bottling Group, Inc. ("PBG") to enable PBG to attain its business objectives of developing, implementing, operating and supporting Information Technology requirements within agreed to service levels, and funding levels. The services will cover the activities defined in Section B below for all countries in which PBG operates.

         B. SPECIFIC SERVICES

         The specific services that PEP will provide are as follows (definitions are included as an Addendum):

                  1.    Basic Maintenance

                  2. Year 2000 Readiness (in accordance with agreed PEP/PBG plan for Year 2000 Readiness)

                  3.    Operational Continuity

                  4.    Enhancements

                  5.    Investment Projects

         Basic Maintenance, Year 2000 Readiness (in accordance with agreed PEP/PBG plan for Year 2000 Readiness) and Operational Continuity are referred to as Non-Discretionary services; Enhancements and Investment Projects are referred to as Discretionary services.

         Each year an Annual Operating Plan (AOP) will be prepared by Information Technology Services working with PBG's functional leaders. Discretionary and Non-Discretionary services will be estimated and Discretionary services will be prioritized by PBG's functional leaders.

         At least once a quarter, Information Technology Services will provide an update on the status of Non-Discretionary work, activity levels and overall spending and Discretionary development work and overall spending. In addition, certain investment projects identified by PBG will be subject to Capital Expenditure review and approval policies which will include scope, rate of return, functionality milestones reviews, etc.

         C. PRIMARY CONTACTS AND KEY PERSON The primary contacts for the services are as follows:

         PepsiCo: Stephen F. Schuckenbrock
                  Senior VP, Information Technology & C.I.O., PEP
                  700 Anderson Hill Road

                           Purchase, NY  10577
                           (914)253-3500, STEVE.SCHUCKENBROCK@PEPSICO.COM

         PBG:              Peter Bridgman
                           Senior VP & Controller, PBG
                           One Pepsi Way
                           Somers, NY 10589
                           (914) 767-7922, pbridgman@pepsi.com

         Key Person:       Dawn Clark

2.  SERVICE FEES

         PBG will pay service fees, which reflect PEP's fully allocated direct and indirect cash costs of providing the services as agreed in the AOP. The AOP will set forth the specific objectives, service standards, performance measures, activity levels and a detailed budget for each of the services.

         The Information Technology Service function provides support to all PEP Divisions as well as PBG. Fees charged to PBG will be based on specific identification of costs to dedicated PBG applications, where possible, and an agreed allocation of costs where this is not practical.

         Certain services may fall under the definition of PEP Shared Services. These include systems built to support common work processes of PBG and PEP's operating divisions. PEP will fund the development of these applications. PEP may, on occasion also fund initiatives to improve the overall effectiveness of Information Technology Services. PBG and PEP's operating divisions will be charged for Shared Service Support once these applications/initiatives are operational based on an agreed allocation of costs that will be negotiated. The negotiated cost allocation will be designed to recover PEP's investment.

         Approved:

         PepsiCo, Inc.                      The Pepsi Bottling Group, Inc.

         By:  ____________________          By:  ____________________
         Title:  _________________          Title:  _________________
         Date:  __________________          Date:  __________________

ADDENDUM A

----------------------  --------------------------------------------------------
SERVICE AREA            DESCRIPTION
----------------------  --------------------------------------------------------

BASIC MAINTENANCE       Work and system related performance associated with
(NON-DISCRETIONARY)     keeping systems and applications running to support
                        CURRENT Business; operations, structure, transaction volumes, user populations and data retention requirements
                        INCLUDES:

                        1. FRONT-LINE SUPPORT - respond to user questions or operational issues, i.e. Help Desk.

                        2. ENTERPRISE COMPUTING - services associated with supporting the data center(s) requirements of the business inclusive of all systems management, hardware and software upgrades (either vendor driven or prompted by lease termination), batch processing, data retention, security, back-up and recovery to support the current systems environment and user population (including Disaster Recovery Services).

                        3. NETWORK SUPPORT - services associated with providing and managing capabilities for internal and external voice and data communication and information sharing both domestically and internationally for the current systems environment and user population. This includes support of the current voice and data network design, voicemail, ACD (Automatic Call Distributor), Voice Response Units, Headquarters PBXs, data network usage (local and wide area) generated from the existing IT developed and supported application and desktop portfolio, current voice network usage, and hardware and software upgrades.

                        4. DISTRIBUTED PROCESSING - services associated with supporting departmental and/or local office needs for desktops, laptops, printers and servers acquired and configured with products from the standard IT supplied hardware and software for the current user population. This is inclusive of the standard desktop office suite, e-mail, integration and support of the existing IT developed and supported custom application portfolio with the base environment, security, server backup and recovery, hardware and software, and data retention. Not included: laptop and desktop data backup and palmtops.

                        5. COMMON SERVICES - internally focused activities necessary to execute and support the I/T mission. Examples are project office, data architecture, application architecture and transition services which enable the development, implementation and support of the systems and application portfolio for the business.

                        6. EMERGENCY FIXES - unplanned work to fix problems preventing the application/technology from functioning as required. Examples would be problems where (A)(i) the majority of the users for a particular system are affected, (ii) a location reasonably named by Pepsi as mission critical is affected or (iii) any other entity reasonably deemed critical by Pepsi is affected and (B) the problem has high visibility and materially impacts Pepsi's ability to perform its business and there is no workaround.
----------------------  --------------------------------------------------------

----------------------- --------------------------------------------------------
BASIC MAINTENANCE       BASIC MAINTENANCE EXCLUDES:
(NON-DISCRETIONARY)

                        1.   Shadow Systems and Applications Support
                        2.   Video-Conferencing
                        3.   Field Based PBX Support and Voice Costs
                        4.   Reorganizations, Consolidations or Locations Moves.
                             (Internal/External)
                        5.   Acquisitions or Divestitures.
                        6.   New - Functionality, Data Requirements or Reports.
                        7.   Increased user, data and retention projections.
                        8.   Projects or Investment Strategies
                        9.   Desktop and Laptop Back-Ups
                        10.  Technology Services and Common Services Growth
                             Driven by Incremental Operational Continuity,
                             Enhancement or Investment Project Spending.
----------------------- --------------------------------------------------------
YEAR  2000                   Completion of the Information Technology work
(NON-DISCRETIONARY)          associated with remediating the systems and
                             applications environment. Excludes all
                             non-Information Technology owned or supplied
                             equipment or services, inclusive of, but not
                             limited to; manufacturing, fleet, vending
                             equipment, facilities, suppliers, customers,
                             franchise partners, power supply and other public
                             utilities.
----------------------- --------------------------------------------------------
OPERATIONAL                   Work associated with supporting critical business
CONTINUITY                    or technology related activities resulting from;
(NON-DISCRETIONARY)           legal and regulatory issues, business changes,
                              market place driven process changes.

                              EXAMPLES:
                              1.   Business Realignment
                              2.   Tax Updates
                              3.   Electronic interfaces with customers
----------------------- --------------------------------------------------------
ENHANCEMENTS
(DISCRETIONARY)         Work associated with improving, enhancing or adding new
                        functionality to current systems and applications. The
                        scale or complexity of these initiatives requires a
                        level of planning and discipline above BASIC
                        MAINTENANCE, but not as comprehensive as a major CAPEX
                        based investments. The work is usually scheduled as part
                        of an annual release schedule as agreed to by the
                        business, but is limited in scope based on the amount of
                        funding and/or resources approved. This service level
                        provides the business with a flexible way to address
                        CONTINUOUS IMPROVEMENT OPPORTUNITIES working within the
                        current systems and applications framework. This work
                        are funded as a going rate increment above and beyond
                        basic maintenance, but once increases in scale,
                        complexity, integration or infrastructure needs, should
                        be reassessed as a potential INVESTMENT PROJECT.
----------------------- --------------------------------------------------------
INVESTMENT PROJECTS
(DISCRETIONARY)         Significant investments which support the business's
                        strategic direction or PepsiCo's technology direction,
                        which require a high level of integration, resources,
                        funding and/or infrastructure. Approved through a CAPEX
                        process and supported by a business justification.
----------------------- --------------------------------------------------------

                                   EXHIBIT 16

                                TREASURY SERVICES

1.    DESCRIPTION OF SERVICES

      A.    SCOPE

      PepsiCo, Inc. ("PEP") will provide U.S. treasury operations and U.S. cash management acquisition integration services to The Pepsi Bottling Group, Inc. ("PBG") to enable PBG to attain its business objectives of performing operations necessary to support certain treasury activities and integrate acquired bottlers.

      B.    SPECIFIC SERVICES

      The specific services that PEP will provide are as follows:

            1.    U.S. TREASURY OPERATIONS

            o Calculate, document and initiate disbursement requests for the payment of certain PBG Treasury items related to domestic long term debt, common dividends, credit facility fees and domestic interest rate swap agreements at PBG's direction.
            o     Poll daily bank account balances for PBG's U.S. banks.
            o     Post PBG's cash desk activity to PBG's general ledger.
            o Provide reporting on short-term borrowings and investments and interface with PBG's general ledger.
            o Administer PBG bank accounts, including opening, closing and modifying accounts at the request and approval of PBG.
            o     Review PBG bank fees for accuracy.
            o Provide for the preparation of PBG guarantees for signature by authorized PBG personnel, recording and reporting of such items.

            2.    U.S. CASH MANAGEMENT ACQUISITION SERVICES

            o Provide acquisition support, including redocumenting the acquired company's bank accounts and integrating the acquired company into PBG's cash management system.

      Additional services may be included upon agreement of both parties.

C.    PRIMARY CONTACTS

      The primary contacts for the services are as follows:

      PEP: Matthew M. McKenna, Senior Vice President and Treasurer

      PBG: Margaret D. Moore, Senior Vice President and Treasurer

2.  SERVICE FEES

A.    SERVICE FEES

      PBG will pay the following service fees, which reflect PEP's direct, fully-allocated cost (without overhead) of providing the service:

            U.S. Treasury Operations: $95,000 per year (increasing 5% per annum beginning in fiscal year 2000).

            U.S. Cash Management Acquisition Services: $10,000 per acquisition.

      Reasonable travel expenses to support PBG acquisition work will be borne by PBG.

B.    PAYMENT TERMS

      PBG will pay for U.S. Treasury Operations services fifteen days after each period and U.S. Cash Management Acquisition services ten days after the close of each transaction.

Approved:

PepsiCo, Inc.                              The Pepsi Bottling Group, Inc.

By:      _____________________             By:      _______________________
Title:   _____________________             Title:   _______________________
Date:    _____________________             Date:    _______________________

                                   EXHIBIT 17

                                 LEGAL SERVICES

1.    DESCRIPTION OF SERVICES

      A.    SCOPE

      PepsiCo, Inc. ("PEP") will provide legal services to The Pepsi Bottling Group, Inc. ("PBG"). The services will include legal support to the PEP Information Technology and Procurement groups providing shared services to PBG. The services will also include legal work in Russia and Canada for PBG's operations, as well as assistance on Trademark and Employee Benefits matters.

      B.    SPECIFIC SERVICES

      The specific services that PEP will provide are as follows:

            1. Negotiating, drafting and reviewing contracts for Procurement Group and providing legal advice on supplier management issues.

            2. Negotiating, drafting and reviewing contracts for Information Technology Group and providing support on related legal issues.

            3. Supervising local attorney in Russia and providing general legal services for PBG's Russian business.

            4.    Providing Legal services to PBG's Canadian business.

            5. Preparing and reviewing pension, compensation and employee benefit plans and providing legal services related to those plans.

            6.    Providing general corporate legal services.

            7. Conducting trademark searches and reviewing advertising and marketing materials for trademark usage.

      Additional services may be included upon agreement of both parties.

      C.    PRIMARY CONTACTS

      The primary contacts for the services are as follows:

      PepsiCo: Robert F. Sharpe, Jr.

      PBG: Pamela C. McGuire

2.    SERVICE FEES

      A.    SERVICE FEES

      PBG will pay the following service fees, which reflect PEP's direct and indirect, fully-allocated cost (including overhead) of providing the service:

            1.    Procurement and IT -- $66,100
            2.    Russia -- $25,400
            3.    Canada -- $75,000
            4.    Pension and benefits -- $30,000
            5.    General corporate -- $10,000
            6.    Trademarks -- $10,000

      These fees are based on projected usage in 1999 and will be revised each year to reflect projected usage for that year. These fees will be reviewed by PEP and PBG six months from the date hereof in order to determine any necessary adjustments.

      B.    ADDITIONAL TERMS

      It is understood that the PEP attorneys providing legal services pursuant to this Agreement have been retained by PBG for the express purpose of providing legal advice to PBG and that their communication with PBG will be subject to the attorney-client privilege to the extent permitted by law and by applicable ethical requirements. The parties agree that no conflict of interest between PEP and PBG currently exists with respect to the services being provided. To the extent a conflict of interest arises PEP and PBG will discuss and resolve such conflict consistent with the principles and obligations of professional responsibility.

Approved:

PepsiCo, Inc.                       The Pepsi Bottling Group, Inc.

By:_____________________________    By:______________________________
Title: _________________________    Title:___________________________
Date: __________________________    Date:____________________________

                                   EXHIBIT 18

                                AVIATION SERVICES

1.       DESCRIPTION OF SERVICES

         A.       SCOPE

     PepsiCo, Inc. ("PEP") will provide aviation services to The Pepsi Bottling Group, Inc. ("PBG") with respect to 2 Challenger Aircraft, Serial Numbers SN5071 and SN5121 (the "Aircraft") in addition to other services as listed below.

         B.       SPECIFIC SERVICES

     The specific services that PEP will provide and the fees that will be charged are to be described in detail in a Joint Ownership Agreement regarding the Aircraft to be executed by PBG and PEP.

         Approved:

         PepsiCo, Inc.                      The Pepsi Bottling Group, Inc.


         By:   ________________________     By:   ________________________
         Title:  ______________________     Title:  ______________________
         Date:  _______________________     Date:  _______________________

                                   EXHIBIT 19

                           MARKET INFORMATION SERVICES

1.    DESCRIPTION OF SERVICES

      A.    SCOPE

      PepsiCo, Inc. ("PEP") will provide market information data and services to The Pepsi Bottling Group, Inc. ("PBG").

      B.    SPECIFIC SERVICES

      The specific services that PEP will provide are as follows:

      (i) Access to standard market data purchased by PEP for the United States, Spain, Greece, Russia and Canada from the respective market data providers, including IRI, EMS and Neilsen among others.

      (ii) Provision of periodic standard reports transmitted in standard formats provided to PEP (via electronic methods or other standard formats).

      (iii) Provision of demand driven customized market data reports and the availability of personnel who can assist in the access of this data.

      (iv)  Services of Jeff Lobb in accordance with Exhibit A attached hereto.

      PBG shall make standard market data purchased by it available to PEP upon request. The parties will agree an approval process for charges attributable to customized market data requests. Additional services may be included upon agreement of both parties.

      C.    PRIMARY CONTACTS

      The primary contacts for the services are as follows:

      PepsiCo:  Robert Jordan

      PBG: Mark Mangelsdorf

2.    SERVICE FEES

      A.    SERVICE FEES

      There will be no charge for the services and data as described in Paragraphs 1(B)(i) and 1(B)(ii) above. To the extent that PBG requests any customized market data reports under Paragraph 1(B)(iii) above, PBG will be charged for the data and provision of such data in accordance with the market information supplier's standard rates in keeping with the PEP Master Agreement with such supplier; provided, however, PEP shall provide up to $1 million in customized market data reports, as requested by PBG, free of charge in 1999. There will be a cross charge to PBG relative to Mr. Lobb's employment per quarter in accordance with Exhibit A attached hereto.

Approved:

PepsiCo, Inc.                               The Pepsi Bottling Group, Inc.

By:_____________________________            By:______________________________
Title: _________________________            Title:___________________________
Date: __________________________            Date:____________________________

EXHIBIT A

                          MARKETING CONSULTING SERVICES
                              PROVIDED BY JEFF LOBB

1.    DESCRIPTION OF SERVICES

      A.    Scope

      The services provided under this Agreement will specifically cover only those consulting services provided by Jeff Lobb ("Lobb"), a PEP employee, to the PBG marketing department.

      B.    Specific services

      The specific services that PEP will provide relate to PBG's National Program and Media Strategy and will include, but not necessarily be limited to, the following:

            1.    Co-design national programs and funding with USA.

            2.    Develop PBG/Frito-Lay P.O.O. modules and funding.

            3.    Ethnic strategy.

            4.    Develop national occasion-based marketing partners.

            5.    Create incremental PBG programs by trimester.
                           -- National modules.
                           -- Fill calendar gaps and address PBG-specific
                              priority areas and channels.

            6. Identify existing prestige strategy and funding approval/allocation.
                           -- Prioritize account types/geography.
                           -- Sell-Ins and account activation programs.
                           -- Manage PBG budget and USA funding.

            7.    Manage PBG media strategy, funding and timing.

      Additional services may be included upon agreement of both parties.

      C.    Term of Agreement

      This Agreement will take effect on January __, 1999, and will continue until and agreed date between PBG and PEP.

      D.    Primary contacts

      The primary contacts for the services are as follows:

         PepsiCo:  Jeff Lobb

         PBG:  Mark Mangelsdorf

2.    SERVICE FEES

      A.    Service fees

      PBG will pay the following service fees, which reflect PEP's direct, fully-allocated cost (without overhead) of providing the service:

            Lobb's compensation, including salary and bonuses. In addition, all T&E expenses will be paid by PEP and reimbursed by PBG.

3.    ADDITIONAL TERMS

      A.    AT-WILL EMPLOYMENT STATUS

      This Shared Services Agreement does not constitute an employment contract for a specific term, and does not alter Lobb's at-will employment status.

      B.    PERFORMANCE MANAGEMENT

      Lobb will report to, and take direction from, Mark Mangelsdorf, or his designate or assignee. His performance will be evaluated through the PEP Performance Management Process, with primary input from Mr. Mangelsdorf.

                                   EXHIBIT 20

                       SALES AND USE PROPERTY TAX SERVICES

1.    DESCRIPTION OF SERVICES

      A.    SCOPE

      The Pepsi Bottling Group, Inc. ("PBG") will provide sales/use and property tax compliance service to PepsiCo, Inc. ("PEP") for Tropicana and PepsiCo within the U.S. The service will cover compliance, audits and tax planning activities relating to sales/use including business licenses, and property taxes.

      B.    SPECIFIC SERVICES

      The specific services that PBG will provide are as follows:

      1.    Gathering of data necessary to complete the returns.
      2.    File tax return with the tax jurisdiction.
      3. Defend tax return on subsequent audit; that were originally filed after February 1998.
      4.    Reconcile tax accruals to returns as filed.
      5.    Identify exposures for aggressive positions taken on returns.
      6.    Provide information for AOP purposes as to tax provisions.
      7.    Identify tax planning opportunities.
      8.    Appeal real estate assessments as necessary.

      C.    PRIMARY CONTACTS

      The primary contacts for the services are as follows:

      PBG: Dennis Egan
      PEP: Tom Salcito

2.    SERVICE FEES

      SERVICE FEES

      PEP will pay the following service fees, which reflects PBG's direct and indirect, fully-allocated cost (including overhead) of providing the service.

      Based on 1999 Plan, PEP's share of costs will be $200,000 and out-of-pocket expenses with PEP prior approval.

      All federal, state and local taxes, as applicable, are included in the fee.

3.    ADDITIONAL TERMS

      o PEP retains the right to approve all audit settlements and planning opportunities.

      o PBG must submit to PEP each quarter a status report of all audits in progress.

      o     PBG will make tax payments out of funds provided by PEP.

      o PEP is responsible for the accuracy of the data. PBG is responsible for all other aspects required in order to comply with this agreement.

Approved:

PepsiCo, Inc.                              The Pepsi Bottling Group, Inc.


By:____________________________            By:______________________
Title:_________________________            Title:___________________
Date:__________________________            Date:____________________

                                   EXHIBIT 21

                       CANADIAN TAX AND TREASURY SERVICES

1.    DESCRIPTION OF SERVICES

      A.    SCOPE

      PepsiCo, Inc. ("PEP"), through Pepsi-Cola Canada Ltd. (PCCL), will provide Canadian tax, pension, insurance, cash management, treasury operations and corporate accounting services to The Pepsi Bottling Group, Inc. ("PBG"). The services will cover approximately $70 million of pension assets, 3500 employees, 38 locations, 2 legal entities and 8 bank accounts.

      B.    SPECIFIC SERVICES

      The specific services that PEP will provide are as follows:

            1.    Banking/Cash Management
                  o     Maintain banking relations in Canada
                  o     Invest daily cash balances
                  o     Purchase foreign exchange
                  o Implement and monitor PBG foreign exchange hedging program
                  o     Review new bank products and services
                  o     Banking contract negotiation and documentation

            2.    Pensions
                  o     Monitor pension asset investments
                  o     Prepare pension plan financial statements
                  o     Cashflow management by plan
                  o     Regulatory filings and actuarial valuations
                  o     Manage external advisor/agent relationships
                  o     Support plan conversions and mergers
                  o     Lead Pension Committee
                  o     Pension accounting
                  o     Investment structure design and implementation

            3.    Insurance
                  o     Maintain Canadian insurance program
                  o     Coordinate yearly renewals/tenderings
                  o     Insurance accounting and cost allocations
                  o     Manage broker and adjuster relationships

            4.    Legal Entity Accounting
                  o     Prepare Canadian GAAP financial statements for PBG
                        Canada

            5.    Acquisition/Divestiture Support
                  o     Tax/treasury due diligence
                  o Transition of tax, banking, insurance and other corporate functions
                  o Determination and implementation of optimum financing structure for the transaction

            6.    Taxation
                  o     Compliance
                        -     Federal and provincial returns
                        -     Income, capital and withholding taxes
                        -     Foreign transaction reporting
                        -     U.S. Form 5471 data reporting
                  o     Tax provision calculation
                  o     Managing tax audits
                  o     Tax rate forecasts
                  o     Tax and financing structure planning
                  o     Tax accounting
                  o     Transfer pricing
                  o     Sales tax support
                  o     Review tax implications of business proposals

      Additional services may be included upon agreement of both parties.

      C.    PRIMARY CONTACTS

      The primary contacts for the services are as follows:

      PepsiCo: Kevin Watson, Treasurer, PCCL

      PBG: Margaret Moore, Senior Vice President and Treasurer Peter Bridgman, Senior Vice President and Controller Dan Redfern, Vice President Finance, PBG Canada

2.    SERVICE FEES

      A.    SERVICE FEES

      PBG will pay the following service fees, which reflect PEP's direct, fully allocated cost of providing the service::

                  45% of the PCCL Treasury Department's budget for compensation, T&E and G&A expenses (1999 - $175,000).

      These fees include all applicable federal, provincial and local sales, use or similar taxes currently in force, except those that are refundable to PBG (e.g. GST).

      B.    ADDITIONAL CHARGES

      The fees provided above will not be changed, except on prior written agreement of both parties. PBG will be responsible for all costs which are in the ordinary course of business and which are solely attributable to PBG (e.g. banking fees, insurance premiums, etc.). In addition, to the extent that the use of external advisers are pre-approved by PBG, PBG will pay charges attributable to them for accounting, legal, actuarial and other professional fees required to: prepare, review or audit PBG financial statements and tax returns; support PBG's tax, financing and corporate structure, or; otherwise support the services provided under this agreement. Except for the foregoing, PBG will not be responsible to PEP or to any third party retained by PEP for any additional fees, charges, costs or expenses relating to the services.

Approved:

PepsiCo, Inc.                          The Pepsi Bottling Group, Inc.


By:____________________________        By:______________________________
Title: ________________________        Title:___________________________
Date: _________________________        Date:____________________________

                                   EXHIBIT 22

                                MEDICAL SERVICES

1.    DESCRIPTION OF SERVICES

      A.    SCOPE

      PepsiCo, Inc. ("PEP") will provide medical and wellness services to The Pepsi Bottling Group, Inc. ("PBG"). The services will include operation of the Somers medical facility, PBG executive physicals, and consultation and advice on the individual health, disability and wellness needs of Westchester-based PBG employees.

      B.    SPECIFIC SERVICES

      The specific services that PEP will provide are as follows:

            o     Manage the Somers Medical Department and staff.
            o Determine the nature and scope of Medical services to be offered in Somers, and supplement them as needed through the Purchase Medical Department.
            o Provide annual physicals, and medical consultation as needed, to PBG executives.
            o     Provide inoculations for International business travelers.
            o Advise Westchester-based employees on the treatment of disabilities, physical therapy and readiness to return to work.
            o Assess employee fitness for work following medical leaves or other extended health-related absences.
            o Develop and maintain wellness programs such as diet classes, smoking cessation programs, etc.
            o     Treatment of illness occurring during the work day.
            o Acting as a liaison between the employee and his/her physician: Laboratory testing, x-rays, electrocardiograms, cardiac stress testing, audiology testing, pulmonary function testing, visual acuity.
            o Physician referral service for all employees both domestic and int'l.
            o Assisting all field service personnel and bottlers establishing return to work policies, pre-employment assessment and managing medical referral centers of excellence.
            o Allergy therapy and inoculations as requested by family physician or allergist.
            o Health travel advice/immunizations/physicals for international travel and relocations. Family members included if being relocated.
            o     Pre-marital blood tests as requested by specific states.
            o     Therapeutic medication monitoring.
            o     Health counseling and education.
            o     Emotional health assistance and referral.

            o Return to work job assessment and disability evaluation in compensation related injuries.

      Additional services may be included upon agreement of both parties.

      C.    PRIMARY CONTACTS

      The primary contacts for the services are as follows:

      PepsiCo: Dr. Richard Nachtigall

      PBG: Kevin Cox

2.    SERVICE FEES

      PBG will pay the following service fees:

      1999:                      $272,000

      This is based upon 25% of the Purchase Medical Facility for PBG employees and 88% of the Somers Medical Facility for PBG employees.

Approved:

PepsiCo, Inc.                              The Pepsi Bottling Group, Inc.


By:____________________________            By:______________________________
Title: ________________________            Title:___________________________
Date: _________________________            Date:____________________________

                                   EXHIBIT 23

          TAX, LEGAL AND FRANCHISE BOTTLING SERVICES - SPAIN AND GREECE

1.    DESCRIPTION OF SERVICES

      A.    SCOPE

      The Pepsi Bottling Group, Inc. ("PBG") will provide tax and legal services for Frito-Lay - Spain, Frito-Lay - Portugal, Pepsi-Cola - Italy and Pepsi-Cola - Portugal and franchise bottling operation management services in Spain and in Cyprus and Rhodes to PepsiCo, Inc. ("PEP"). The services will be provided by personnel in PBG's Spain and Greece offices.

      B.    SPECIFIC SERVICES

      The specific services that PBG will provide include as follows:

      A.    Tax services including, but not limited to:

      1.    Acquisition/Divestiture Support
            o     Tax Due Diligence
            o     Transition of tax corporate function
            o Determination and implementation of optimum fiscal and financing structure for the acquisition

      2.    Taxation
            o     Tax structure planning and implementation
            o     Tax efficient financing
            o Assisting in the management of tax audits and negotiations with tax authorities
            o     Transfer pricing
            o Review of tax implications of business proposals and assistance with implementation as required

      B.    Legal services

      C.    Franchise bottling operation management in Spain

      D. Franchise bottling operation management for Cyprus and Rhodes out of Greece

      Additional services may be included upon agreement of both parties.

      C.    Primary contacts

      The primary contacts for the services are as follows:

      PEP: Al Drewes

      PBG: Sebastian del Olmo

2.    SERVICE FEES

      A.    SERVICE FEES

      PEP will pay the following service fees for 1999:

            1. Tax and Legal:

            (i)   Frito-Lay Spain                       $40,000
            (ii)  Frito-Lay Portugal                    $20,000
            (iii) Pepsi-Cola Portugal                   $20,000
            (iv)  Pepsi-Cola Italy                      $20,000
            2. Franchise Bottling operation management: $600,000 (for Spain)
                                                        $200,000 (for Cyprus and
                                                        Rhodes out of Greece)

      The fees outlined above are quoted exclusive of VAT, which shall be added if applicable.

      B.    NO ADDITIONAL CHARGES

      The fees provided above will not be changed, except on prior written agreement of both parties. The fees include all charges, costs and expenses relating to the services except for the costs of external advisors, which shall be borne directly by PEP. The use of external advisors in providing these services is subject to prior approval by PEP as appropriate. Except for the foregoing, PEP will not be responsible to PBG or to any third party retained by PBG for any additional fees, charges, costs or expenses relating to the services

Approved:

PepsiCo, Inc.                             The Pepsi Bottling Group, Inc.


By:_____________________________          By:______________________________
Title: _________________________          Title:___________________________
Date: __________________________          Date:____________________________

                                   EXHIBIT 24

                    SCIENTIFIC & REGULATORY AFFAIRS SERVICES

1.    DESCRIPTION OF SERVICES

      A.    SCOPE

            PepsiCo, Inc. ("PEP") will provide Scientific & Regulatory Affairs services to The Pepsi Bottling Group, Inc. ("PBG") so that PBG is kept abreast of all emerging environmental and food regulatory requirements, assist in representing their interests with appropriate regulatory authorities and industry groups on these matters, and provide specialized expertise on product and packaging safety matters including co-ordination with public affairs, legal and consumer relations.

            The services will cover all PBG markets domestic and international, including state regulatory matters domestically.

      B.    SPECIFIC SERVICES

            The specific services that PEP will provide are as follows:

            1. Awareness of regulatory requirements, on environmental and food matters that affect plant operations, and assist in resolving any issues that emerge.

                  - Liaison with state and federal agencies to resolve environmental issues (facility specific), and provide subject matter expertise to the facilities.
                  - Liaison with state and federal agencies to resolve regulatory matters, such as FDA inspections, on behalf of the facilities.
                  - Monitor environmental legislation on a federal level in the areas of air, water, hazardous waste and assess potential impact on PBG.
                  - Prepare operations-level tool-kits for facilities to use to help achieve environmental compliance.
                  - Assist bottler in managing remediation projects by providing expertise or managing external consultants.
                  - Provide subject matter expertise on environmental due-diligence reports on potential acquisitions.

            2.    Provide leadership on crisis management support.

                  -     Provide direct crisis management support as requested.
                  - Co-ordinate technical activities with SRA, R&D and Consumer Relations.
                  - Represent PBG with regulators, local health authorities as required.

            3. Represent the interests of PBG in external industry technical groups dealing with regulatory matters.

                  -     NSDA technical activities related to bottling needs.
                  - Association of Food & Drug Officials (AFDO) - State linkages.
                  -     Other associations as requested.

            4. Field support in international markets on technical/regulatory matters.

                  -     Develop linkages with field technical personnel.
                  -     Support from SRA & other departments in PEP.

                  Additional services may be included upon agreement of both parties.

      C.    PRIMARY CONTACTS:

            PepsiCo: David Patrick (overall accountability for co-ordinating services) and Tom Vollmuth (safety matters)

            PBG: Larry Jabbonsky

2.    SERVICE FEES

      A.    SERVICE FEES

            PBG will pay the following service fees:

            85% of David Patrick's Comp/Ben/T&E = $100,500.
            ($71,700+$11,800+17,000) per year.

            5% of Tom Vollmuth's Comp/Ben/no T&E for Crisis Management Support and General Safety Support = $7,500 per year..

      B.    NO ADDITIONAL CHARGES

            The fees provided above will not be changed, except on prior written agreement of both parties. The fees include all charges, costs and expenses related to the services, other than outside consulting and vending fees which shall only be incurred and charged to PBG upon the prior agreement of PBG and PEP. Except for the foregoing, PBG will not be responsible to PEP or to any third party retained by PEP for any additional fees, charges, costs or expenses relating to the services.

Approved:

PepsiCo, Inc.                            The Pepsi Bottling Group, Inc.


By:___________________________           By:___________________________
Title:________________________           Title:________________________
Date:_________________________           Date:_________________________

                                   EXHIBIT 25

                            PUBLIC RELATIONS SERVICES

1.    DESCRIPTION OF SERVICES

      A.    SCOPE

      PepsiCo, Inc. ("PEP") will provide certain consumer affairs, news monitoring, crisis management and meetings services to Public Relations group within The Pepsi Bottling Group, Inc. ("PBG").

      B.    SPECIFIC SERVICES

            The specific services that PEP will provide to PBG Public Relations are as follows:
            1.    General research - use of Purchase and Valhalla libraries
            2.    Copies of Burelle's sent to Consumer Relations at PBG
            3.    As-needed assistance and support for crisis management
            4. Consumer Relations services on an ongoing basis to deal with consumer inquiries
            5.    Meeting services

      Additional services may be included upon agreement of both parties.

      C.    PRIMARY CONTACTS

      The primary contacts for the services are as follows:

      PepsiCo: Rebecca Madeira

      PBG: Margaret Moore/Larry Jabbonsky

2.    SERVICE FEES

      A.    SERVICE FEES

      Meeting services shall be provided by outside vendors as arranged by PBG and PEP on a mutually acceptable basis and charges to PBG for the services of such outside vendors shall be on a basis consistent with those rates previously agreed between PEP and such outside vendors for the same services as provided to PEP. The remaining services will be provided free of charge; provided, however, to the extent that coupons, product or other related goods are required in response to consumer relations issues, PBG shall provide such goods at its own cost.

Approved:

PepsiCo, Inc.                             The Pepsi Bottling Group, Inc.


By:_____________________________          By:______________________________
Title: _________________________          Title:___________________________
Date: __________________________          Date:____________________________

                                   EXHIBIT 26

                 INTERNATIONAL TAX SERVICES - RUSSIA AND GREECE

1.    DESCRIPTION OF SERVICES

      A.    SCOPE

      PepsiCo Inc ("PEP") will procure the provision of tax services to The Pepsi Bottling Group, Inc. ("PBG"). The services will cover corporate tax planning and advisory services in relation to PBG's businesses in Russia and Greece, provided by PepsiCo's Corporate Tax group based in Richmond, UK through the company PepsiCo International Limited.

      B.    SPECIFIC SERVICES

      The specific services that PEP will provide are as follows:

      1.    Acquisition/Divestiture Support
            o     Tax Due Diligence
            o     Transition of tax corporate function
            o Determination and implementation of optimum fiscal and financing structure for the acquisition

      2.    Taxation
            o     Tax structure planning and implementation
            o     Tax efficient financing
            o Assisting in the management of tax audits and negotiations with tax authorities
            o     Transfer pricing
            o Review of tax implications of business proposals and assistance with implementation as required

      PBG shall undertake to provide to PEP such information and access to personnel as PEP shall reasonably require to perform such services on a timely basis as agreed from time to time. PEP shall be entitled to treat any information provided to them under the terms of this agreement as complete and accurate in all material respects. Furthermore PEP shall treat any information so provided as confidential and shall not disclose any such information to a third party without the consent of PBG.

      Additional services may be included upon the agreement of both parties.

      C.    PRIMARY CONTACTS

      The primary contacts for the services are as follows:

      PepsiCo: Sarah Fahy, Tax Director, Europe, Middle East & Africa Lesley Peacock, Tax Manager, Europe, Middle East & Africa Binne Vries, Tax Manager, Europe, Middle East & Africa

      PBG:  Inigo Madariga (Greece)
            Rajul Batra (Russia)
            Olga Bortniaeva (Russia)

2.    SERVICE FEES

      A.    SERVICE FEES

      PBG will pay the following service fees, which reflect PEP's direct, fully allocated cost of providing the services:

      For Russia:
      All actual direct costs of compensation, T&E and G&A expenses incurred in providing the services, plus a mark-up of 10%. The costs are estimated to be 60 days per year tax manager time and 20 days per year tax director time which approximates to US$65,000 based on 1999 budgets before mark-up.

      For Greece:
      All actual direct costs of compensation, T&E and G&A expenses incurred in providing the services, plus a mark-up of 10%. The costs are estimated to be 10 days per year tax director time and 30 hours per year tax manager time which approximates to US$40,000 based on 1999 budgets before mark-up.

      The fees outlined above are quoted exclusive of VAT, which shall be added if applicable.

      B. NO ADDITIONAL CHARGES

      The fees provided above will not be changed, except on prior written agreement of both parties. The fees include all charges, costs and expenses relating to the services except for the costs of external advisors, which shall be borne directly by PBG Russia or PBG Greece. The use of external advisors in providing these services is subject to prior approval by PBG. Except for the foregoing, PBG will not be responsible to PEP or to any third party retained by PEP for any additional fees, charges, costs or expenses relating to the services.

Approved:

PepsiCo, Inc.                             The Pepsi Bottling Group, Inc.


By:_____________________________          By: ____________________________
Title: _________________________          Title: _________________________
Date: __________________________          Date: __________________________

                                   EXHIBIT 27

                         EXECUTIVE COMPENSATION SERVICES

1.    DESCRIPTION OF SERVICES

      A.    SCOPE

            PepsiCo, Inc. ("PEP") will provide executive compensation administration services to The Pepsi Bottling Group, Inc. ("PBG") of administering its executive income deferral and stock option exercise programs. The program will cover all participants in each program, approximately 200 for executive deferrals and 420 for stock option exercises.

            In addition, PBG will continue to use the ECLIPS system to track compensation information for its executives.

      B.    SPECIFIC SERVICES

            The specific services that PEP will provide are as follows:

            I. Continue the administration of the Executive Income Deferral Plan ("EID") for all current and future PBG Band II+ (or equivalent) executives. This includes annual elections, racking, quarterly statements, and executing elected payouts.

            II. Continue the exercise of all PepsiCo options held by PBG executives. Utilize Smith Barney for the exercise of these options. PBG agrees to keep PEP accurately informed regarding the status of all its executives for purposes of determining which options are eligible for exercise.

            III. PEP is currently re-writing its ECLIPS system. As part of this re-write separate coding will be incorporated allowing for continued tracking and reporting on PBG executives as well as the ability to rack future options granted in PBG shares.

      C.    PRIMARY CONTACTS

            The primary contacts for the services above are as follows:

            PepsiCo: Eric Levy - VP Compensation
            PBG: David Kasiarz - VP Compensation & Benefits

2.    SERVICE FEES

      A.    SERVICE FEES

            PBG will pay the service fees based on the following method, which reflect PEP's direct, fully allocated direct/indirect cost (including overhead) of providing the service:

            I. EID: Per capita percentage of PEP EID Program administrators (currently Frank Charbonier & Helen Keating). In addition, per capita share of any future changes to the administration of the EID. This amount will be paid annually at the end of each calendar year.

            II. OPTION EXERCISES: Per capita percentage of PEP Option Exercise Program administrator (currently Frank Charbonier & Lisa Donnelly), actual Smith Barney fees as well as prorated production and mailing costs. In addition, per capita share of any future changes to the administration of the option exercise program.

            III. ECLIPS SYSTEM: There are currently no anticipated costs associated with this service. The link between PBG systems and ECLIPS already exist. However, PBG will be expected to pay a pro-rata share of any changes or upgrades to the ECLIPS system while they are users.

                  PBG will pay PEP an estimated fee of $70,000 for 1999. These fees will include all applicable federal, state, and local sales, use or similar taxes currently in force.

      B.    NO ADDITIONAL CHARGES

            The fees provided above will not be changed, except on prior written agreement of both parties. The fees include all charges, costs and expenses related to the services.

APPROVED:

PEPSICO, INC.                               THE PEPSI BOTTLING GROUP, INC.


By:  ___________________________            By:______________________________
Title:__________________________            Title:___________________________
Date:___________________________            Date:____________________________

                                 Shared Services

                               RESPONSIBLE PARTIES

EXHIBITS                                    PBG               PEPSICO
--------                                    ---               -------

1. Supplier                                 Maddi             Orr

2. Government Affairs                       Moore/Jabbonsky   Swink/Madeira

3. Purchasing                               Cahill            Koslowski

4. Real Estate                              Hughes            O'Gara

5. Employee Benefits                        Cox               Scherb/Huey
   and Relocation

6. Regional International Personnel         Cox               Fraser/Capasso
   Administration

7. Health and Welfare Benefits              Cox               Scherb/Huey

8. Financial Plan Administration            Cox               Scherb/Huey

9. Benefit Communications                   Cox               Scherb/Huey

10. Global SharePower Administration        Cox               Scherb/Huey

11. Payroll                                 Maddi             Vetrone

12. Risk Management                         Moore             McKenna

13. Credit & Collection                     Stempkowski       Orr

14. Financial Reporting-                    Forster           Lardieri/McCormick
    International

15. Information Technology                  Bridgman          Schuckenbrock

16. Treasury                                Moore             McKenna

17. Law                                     McGuire           Sharpe

18. Aviation                                Bridgman          Orr

19. Market Information                      Mangelsdorf       Jordan

20. Sales and Use                           Bridgman          McKenna
    and Property Tax

21. Tax and Treasury - Canada               Redfern           McKenna

22. Medical                                 Cox               Scherb

23. Tax, Treasury, FOBO - Spain             Bridgman          Drewes
    and Greece

24. Scientific and Regulatory               Moore/Jabbonsky   Stanley

25. Public Relations                        Moore/Jabbonsky   Madeira

26. Tax - Russia and Greece                 Bridgman          Bryant

27. Executive Compensation                  Cox               Scherb